                                                               EXHIBIT (a)(1)(F)

FORM OF ELECTION CONFIRMATION PAGE

Grant No:   0000025787
Grant Type  Grant Date        Grant Plan ID    Expiration Date     You have elected to cancel this grant
NQ          October 03, 2000       27          October 03, 2008
Options Granted      Options Vested      Options Outstanding    Option Price
  ######                   0                   #######             $36.0000

Grant No:   0000014559
Grant Type  Grant Date        Grant Plan ID    Expiration Date     This grant will not be cancelled
NQ          October 03, 2000       27          October 03, 2008
Options Granted      Options Vested      Options Outstanding    Option Price
  ######                   0                   #######             $36.0000

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